                                                                     EXHIBIT 11



                             BACK YARD BURGERS, INC.
                     COMPUTATION OF INCOME (LOSS) PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                      THIRTEEN WEEKS
                                                                           ENDED
                                                                           -----
                                                              APRIL 4,               MARCH 29,
                                                               1998                    1997
                                                               ----                    ----

Net income (loss)                                             $  165                  $   (86)
                                                              ------                  -------

Weighted average number of common shares outstanding
  during the period                                            4,370                    4,244
                                                              ------                  -------

Basic income (loss) per share                                 $  .04                  $  (.02)
                                                              ------                  -------

Basic weighted average number of common shares
 outstanding during the period                                 4,370                    4,244

Preferred shares convertible to common shares                    205                       --

Stock options                                                     66                       --
                                                              ------                  -------
                                                               4,641                    4,244
                                                              ------                  -------

Diluted income (loss) per share                               $  .04                  $  (.02)
                                                              ------                  -------